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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GOLF TRUST OF AMERICA, INC.

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56251, No. 333-39624 and No. 333-39622) and Form S-8 (No. 333-46657, No. 333-39628 and No. 333-46659) of Golf Trust of America, Inc. of our report dated March 31, 2008, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP
Charlotte, North Carolina March 31, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM GOLF TRUST OF AMERICA, INC.